EXHIBIT 10.8

OPEN-END MORTGAGE, ASSIGNMENT OF LEASES,

SECURITY AGREEMENT AND FIXTURE FILING

THE HAVANA CIGAR SHOP, INC.,

MORTGAGOR,

AND

LAUREL CAPITAL CORPORATION,

MORTGAGEE

Dated as of December 18, 2019

and Effective as of December 20, 2019

OPEN-END MORTGAGE, ASSIGNMENT OF LEASES,

SECURITY AGREEMENT AND FIXTURE FILING

THIS MORTGAGE SECURES FUTURE ADVANCES

(All notices to be given to Mortgagee pursuant to

42 Pa. C.S.A. § 8143 shall be given as set forth in

Section 9.1 of this Mortgage.)

This Open-End Mortgage, Assignment of Leases, Security Agreement and Fixture Filing (this "Mortgage") dated as of December 18, 2019 and effective as of December 20, 2019 (the "Effective Date") by THE HAVANA CIGAR SHOP, INC., a Pennsylvania corporation, with an address at 1030 Forker Blvd., Hermitage, PA 16148-1566 ("Mortgagor"), in favor of LAUREL CAPITAL CORPORATION, with an address at 6600 Brooktree Court, Suite 3000, Wexford, PA 15090-0839 ("Mortgagee").

This Mortgage is an "Open-End Mortgage" as set forth in 42 Pa. C.S.A. §8143 and secures obligations up to a maximum amount of indebtedness outstanding at any time equal to double the face amount of the Note (as hereinafter defined), plus accrued and unpaid interest, including, but not limited to, advances for the payment of taxes and municipal assessments, maintenance charges, insurance premiums, costs incurred for the protection of the Mortgaged Property or the lien of this Mortgage, expenses incurred by Mortgagee by reason of default by Mortgagor under this Mortgage and advances for construction, alteration or renovation on the Mortgaged Property or for any other purpose, together with all other sums due hereunder or secured hereby.

WITNESSETH:

WHEREAS, Mortgagor is the owner of certain real estate situate in the City of New Castle, Mercer County, Pennsylvania, as more fully described in Exhibit A attached hereto and made a part hereof (the "Premises"), together with the improvements now or hereafter erected thereon.

NOW, THEREFORE, for the purpose of securing the payment and performance of the following obligations (collectively called the "Secured Obligations"):

(A)     All indebtedness, together with all interest thereon, evidenced by that certain Mortgage Note dated the Effective Date from Mortgagor, Avalon Holdings Corporation, Avalon Resort and Spa, LLC, Avalon Resorts and Clubs, Inc., Avalon Clubs, Inc., Avalon Resorts, Inc., Avalon Golf and Country Club, Inc., Avalon Lakes Golf, Inc., Avalon Country Club at Sharon, Inc., Avalon Travel, Inc., Avalon Mahoning Sports Center, Inc., Avalon Cigar Shop, Inc., TBG, Inc., American Waste Management Services, Inc., American Waste NJ, LLC, American Landfill Management, Inc. and American Construction Supply, Inc. (together with Mortgagor, the "Borrowers") to Mortgagee in the principal face amount of $23,000,000 (as the same may be amended, supplemented or replaced from time to time, the "Note"), the provisions of the Note being incorporated herein by this reference, and all other Obligations (as such term is defined in the Loan Agreement dated the effective date hereof among the Borrowers and Mortgagee (as the same may be amended, supplemented or replaced from time to time, the "Loan Agreement"));

(B)     Any sums advanced by Mortgagee or which may otherwise become due pursuant to the provisions of the Note, this Mortgage or pursuant to any other document or instrument at any time delivered to Mortgagee to evidence or secure any of the Secured Obligations or which otherwise relate to any of the Secured Obligations or the Loan Documents (as such term is defined in the Loan Agreement).

Mortgagor, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, does hereby give, grant, bargain, sell, convey, mortgage, pledge and confirm unto Mortgagee and does agree that Mortgagee shall have a mortgage and security interest in, and lien upon, the following described property (collectively, the "Mortgaged Property"), now owned or held or hereafter acquired, to wit:

(i)     All of Mortgagor's estate in the Premises, together with all of the easements, rights of way, privileges, liberties, hereditaments, rights and appurtenances thereunto belonging and all of the estate, right, title, interest, claim and demand whatsoever of Mortgagor therein and in the public streets and ways adjacent thereto, either in law or in equity, in possession or expectancy (collectively, the "Realty");

(ii)     The structures and buildings, and all additions and improvements thereto, now or hereafter erected upon the Realty (including all Equipment, as hereinafter defined, constituting fixtures) (collectively, the "Improvements");

(iii)     All present and future leases, subleases licenses and concessions or grants of any possessory interest covering all or any portion of the Mortgaged Property whether written or oral; all agreements for use, occupancy or enjoyment of any portion of the Mortgaged Property and any leases, lettings or agreements (including rights in respect of tenants holding over and tenancies following attornment) of all or any part of the Mortgaged Property; any and all guarantees of the performance of any lessee under any lease; and any extensions, amendments, modifications, substitutions or supplements to any lease (collectively, the "Leases" or singularly, a "Lease"), and including further, the right to receive and collect the rents (the "Rents") thereunder and all guaranties thereof;

(iv)     All machinery, apparatus, equipment, fittings, appliances and fixtures of every kind and nature whatsoever, and regardless of whether the same may now or hereafter be attached or affixed to the Realty or the Improvements (collectively, the "Equipment");

TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, its successors and assigns, to its own use forever in accordance with the provisions hereof,

Article 1

Representations and Warranties

Mortgagor represents and warrants to Mortgagee as follows:

1.1      Warranty of Title. Mortgagor has good and marketable title to an estate in fee simple absolute in the Realty and Improvements and has all right, title and interest in all other property constituting a part of the Mortgaged Property, in each case free and clear of all liens and encumbrances, except as may otherwise be approved in writing by Mortgagee. This Mortgage is a valid and enforceable first lien on the Mortgaged Property, and Mortgagee shall, subject to Mortgagor's right of possession prior to an Event of Default, quietly enjoy and possess the Mortgaged Property. Mortgagor shall preserve such title as it warrants herein and the validity and priority of the lien hereof and shall forever warrant and defend the same to Mortgagee against the claims of all persons and parties whomsoever.

Article 2

Affirmative Covenants

2.1      Payment and Performance of Secured Obligations. Mortgagor shall pay and perform all Secured Obligations when due as provided in the Loan Documents.

2.2      Legal Requirements. Mortgagor shall promptly comply with and conform to all present and future laws, statutes, codes, ordinances, orders and regulations and all covenants, restrictions and conditions which may be applicable to Mortgagor or to any of the Mortgaged Property (collectively, the "Legal Requirements").

2.3      Impositions.

(a)      Before interest or penalties are due thereon and otherwise when due, Mortgagor shall pay all taxes of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments (including, without limitation, any condominium or planned unit development assessments, if any), levies, permits, inspection and license fees, all water and sewer rents and charges, and all other charges and liens, whether of a like or different nature, imposed upon or assessed against Mortgagor or any of the Mortgaged Property. The obligations referred to in this Section are hereinafter collectively referred to as the "Impositions." Within thirty (30) days after the payment of any Imposition, Mortgagor shall deliver to Mortgagee evidence acceptable to Mortgagee of such payment.

(b)      Mortgagee may pay or perform any Imposition not paid by Mortgagor within 30 days of the due date and add the amount so paid or the cost incurred to the Secured Obligations, and all such amounts shall on demand be due and payable.

2.4      Maintenance and Impairment of Security. Mortgagor shall keep the Mortgaged Property in good condition and order and in a rentable and tenantable state of repair and will make or cause to be made, as and when necessary, all repairs, renewals, and replacements, structural and nonstructural, exterior and interior, foreseen and unforeseen, ordinary and extraordinary, provided, however, that no structural repairs, renewals or replacements shall be made without Mortgagee's prior written consent, which shall not be unreasonably withheld. Mortgagor shall not remove, demolish or alter the Mortgaged Property nor commit or suffer waste with respect thereto, nor permit the Mortgaged Property to become deserted or abandoned. Mortgagor shall permit Mortgagee and its agents at any time, and from time to time, to enter upon and visit the Mortgaged Property for the purpose of inspecting and appraising the same. Mortgagor covenants and agrees not to take or permit any action with respect to the Mortgaged Property which will in any manner impair the security of this Mortgage.

2.5      Use of Mortgaged Property. Mortgagor shall use, and permit others to use, the Mortgaged Property only for uses permitted under applicable laws.

2.6      Books and Records. Mortgagor shall maintain and Mortgagee shall have access to complete and adequate books of account and other records relating to the Mortgaged Property as Mortgagee may reasonably require. Mortgagor shall permit Mortgagee to photocopy such books and records.

Article 3

Negative Covenants

Until all of the Secured Obligations shall have been fully paid, satisfied and discharged:

3.1      Leases. Mortgagor shall not (a) execute an assignment or pledge of the Rents and/or the Leases other than in favor of Mortgagee; (b) accept any prepayment of an installment of any Rents prior to the due date of such installment in excess of 30 days in advance; or (c) enter into or amend any of the terms of any of the Leases without Mortgagee's prior written consent, which consent shall not be withheld if to do so would be detrimental to the Project or the Mortgagor.

3.2      Sale of Mortgaged Property, Etc. Mortgagor shall not sell, assign, give, mortgage, pledge, hypothecate, encumber, lease or otherwise transfer the Mortgaged Property, or any part thereof or interest therein, voluntarily or involuntarily, without Mortgagee's prior written consent, which consent shall not be unreasonably withheld.

Article 4

Insurance, Condemnation and Restoration

4.1      Insurance.

(a)      Mortgagor shall maintain comprehensive public liability insurance, fire insurance with extended coverage, builder's risk insurance with respect to any construction, renovation or reconstruction, contractual liability insurance for all indemnification obligations of Mortgagor under all Leases and such other insurance as shall be required under Section 6.6 of the Loan Agreement or as otherwise may be required from time to time by Mortgagee. The amounts, coverages and other terms and conditions of the insurance policies shall at all times be satisfactory to Mortgagee and shall satisfy any coinsurance requirements of Mortgagee. Mortgagor shall pay as they become due all premiums for such insurance, shall keep each policy in full force and effect, shall deliver to Mortgagee evidence of the payment of the full premium therefor at least twenty (20) days prior to the expiration date of each policy and shall deliver to Mortgagee original policies of insurance, with noncontributory mortgagee clause, and lender loss payee endorsement in favor of and acceptable to Mortgagee. Mortgagor's liability insurance policy shall specifically name Mortgagee as an additional insured, and Mortgagor's fire and builder's risk insurance shall name Mortgagee as mortgagee. Each policy shall provide for written notice to Mortgagee at least thirty (30) days prior to any cancellation, nonrenewal or amendment of such insurance.

(b)      If the Mortgaged Property is located in an area which has been identified by any governmental agency, authority or body as a flood hazard area or the like, then Mortgagor shall maintain a flood insurance policy covering the Mortgaged Property in an amount not less than the full replacement value of the Mortgaged Property or the maximum limit of coverage available under the federal program, whichever amount is less.

(c)      If Mortgagor shall not at any time comply with the terms of this Section, irrespective of the passage of any grace period, Mortgagee may cure such non-compliance and may purchase such insurance as it may elect. Mortgagor shall reimburse Mortgagee on demand for any costs incurred by Mortgagee in connection with any such actions, together with interest at the Default Rate (as defined in the Loan Agreement). Any such actions by Mortgagee shall not constitute a waiver of any non-compliance of the terms of this Mortgage by Mortgagor.

4.2      Rights of Mortgagee to Proceeds. In the event of loss, Mortgagee shall have the exclusive right to adjust, collect and compromise all insurance claims, and Mortgagor shall not adjust, collect or compromise any claims under such policies without the prior written consent of Mortgagee, which shall not be unreasonably withheld. Each insurer is hereby authorized and directed to make payment under such policies, including return of unearned premiums, directly to Mortgagee instead of to Mortgagor and Mortgagee jointly, and Mortgagor appoints Mortgagee as Mortgagor's attorney-in-fact to endorse any draft therefor. All insurance proceeds shall be payable to Mortgagee and such proceeds may, at Mortgagee's sole option, be applied to all or any part of the Secured Obligations and in any order (notwithstanding that such Secured Obligations may not then otherwise be due and payable) or to the repair and restoration of any of the Mortgaged Property under such terms and conditions as Mortgagee may reasonably impose. Mortgagee shall not be deemed to have elected such option until such option is elected specifically in writing. Until so elected, Mortgagee shall not in any circumstances be deemed to have waived its right to make such election.

4.3      Condemnation. Mortgagor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation or taking by eminent domain of any of the Mortgaged Property, shall notify Mortgagee of the pendency of such proceedings. Mortgagee may participate in any such proceedings and Mortgagor shall deliver to Mortgagee all instruments requested by it to permit such participation. Any award or compensation for property taken or for damage to property not taken, whether as a result of such proceedings or in lieu thereof, is hereby assigned to and shall be received and collected directly by Mortgagee, and any award or compensation shall be applied, at Mortgagee's option, to any part of the Secured Obligations and in any order (notwithstanding that any of such Secured Obligations may not then be due and payable) or to the repair and restoration of any of the Mortgaged Property under such terms and conditions as Mortgagee may impose. Mortgagee shall not be deemed to have elected such option until such option is elected specifically in writing. Until so elected, Mortgagee shall not in any circumstances be deemed to have waived its right to make such election.

Article 5

Assignment of Leases

5.1     Assignment. Mortgagor hereby absolutely and unconditionally conveys, grants, bargains, sells, assigns, transfers, sets over and delivers to Mortgagee, and its successors and assigns, as of the date hereof, all of Mortgagor's rights, title, interests and privileges in all present and future Leases, including without limitation the following:

(i)     All rents, revenues, issues, income, receipts, profits and other amounts now or hereafter becoming due to Mortgagor under the Leases (whether due for the letting of space, for services, materials or installations supplied by Mortgagor, or for any other reason whatsoever), including without limitation all insurance, tax and other contributions, insurance proceeds, condemnation awards, damages following defaults by tenants under the Leases (hereinafter collectively referred to as the "Tenants", and singularly as a "Tenant"), cash or securities deposited by Tenants to secure performance of their obligations under the Leases, minimum rents, additional rents, percentage rents, concession rents, room receipt revenues, and all other extraordinary receipts, and all proceeds thereof, both cash and non-cash (all of the foregoing are hereinafter collectively referred to as the "Rents") and all rights to make claim for, collect, receive and receipt for the Rents;

(ii)     Any sums to which Mortgagor may become entitled in any court proceeding involving the bankruptcy, insolvency or reorganization of any Tenant;

(iii)     All claims, rights, privileges and remedies on the part of Mortgagor, whether arising under the Leases or by statute or at Law or in equity or otherwise, arising out of or in connection with any failure by any Tenant to pay the Rents or to perform any other obligation under any of the Leases;

(iv)     All rights, powers and privileges of Mortgagor to exercise any election or option or to give or receive any notice, consent, waiver or approval under or with respect to the Leases;

(v)     Any payments made by any of the Tenants in lieu of Rents; and

(vi)     All other claims, rights, powers, privileges and remedies of Mortgagor under or with respect to the Leases, including without limitation the right, power and privilege (but not the obligation) to do any and all acts, matters and other things that Mortgagor is entitled to do thereunder or with respect thereto.

The foregoing assignment by Mortgagor to Mortgagee is referred to hereinafter as the "Assignment".

Notwithstanding the foregoing Assignment, however, Mortgagee hereby grants to Mortgagor a revocable license to receive and use the Rents, and to exercise all of Mortgagor's rights, powers, privileges and remedies under the Leases to the extent not prohibited by paragraph (c) below or by any Financing Documents, until the occurrence of an Event of Default.

Notwithstanding any provision herein to the contrary, the Assignment set forth herein is an absolute assignment from Mortgagor to Mortgagee of all of Mortgagor's right, title and interest in and to the Leases and the Rents. It is the express intent of the parties hereto that the Assignment is not merely the granting of a security interest as additional collateral, but is an absolute assignment, vesting Mortgagee with full and clear title to the Leases and the Rents as of the date hereof, subject only to the terms and provisions of the Assignment, including the license of Mortgagor to collect rents and operate the Mortgaged Property so long as no Event of Default shall exist hereunder.

5.2     Warranties of Mortgagor. Mortgagor hereby represents and warrants to Mortgagee, as a material inducement to Mortgagee to accept the Assignment, that:

(i)     Mortgagor has full right and power to assign the Leases and Rents and Mortgagor has not assigned, transferred, mortgaged, pledged or otherwise encumbered any of its right, title and interest in, to or under the Leases or the Rents (which prior assignment will not be terminated with the proceeds from the loan evidenced by the Note) and no part of such right, title and interest is subject to any lien or other encumbrance, except in favor of Mortgagee;

(ii)     To its knowledge, Mortgagor has not done anything which might prevent Mortgagee from or limit Mortgagee in operating under any of the provisions hereof;

(iii)     To its knowledge, each of the Leases is a legal, valid and binding obligation of each of the Tenants thereof, enforceable in accordance with its terms;

(iv)     To its knowledge, no material default exists by Mortgagor or any of the Tenants under any of the Leases;

(v)     No Rents have been received by Mortgagor more than thirty (30) days in advance of the time when the same became or becomes due under the terms of the Leases; and

(vi)     There are, as of the date hereof, no Leases in existence which affect all or any portion of the Mortgaged Property other than as disclosed in writing by Mortgagor to Mortgagee prior to the date hereof. Mortgagor covenants and agrees that all future Leases will be subordinate to the lien of this Mortgage.

5.3     Affirmative Covenants of Mortgagor. Mortgagor shall promptly (i) perform all of the material provisions of the Leases on the part of the landlord thereunder to be performed; (ii) enforce all of the material provisions of the Leases on the part of the Tenants thereunder to be performed; (iii) appear in and defend any action or proceeding arising under, growing out of or in any manner connected with the Leases or the obligations of Mortgagor as landlord or of the tenants thereunder; (iv) deliver to Mortgagee, within ten (10) days after a request by Mortgagee, but not more frequently than once in each year unless Mortgagor is in default hereunder, a written statement containing the names of all tenants, the terms of all Leases and the spaces occupied and rentals payable thereunder, and a statement of all Leases which are then in default, including the nature and magnitude of the default, and including such other information as Mortgagee may reasonably request; (v) following the request of Mortgagee for the same, deliver fully executed copies of any future Lease or Leases to the Mortgagee within five (5) days of the execution and delivery of said Lease or Leases; and (vi) upon the occurrence and during the continuance of an Event of Default hereunder, to deposit in a special account with the Mortgagee any and all Rents derived from the Mortgaged Property and hereby assigns, grants, conveys and transfers to Mortgagee a security interest in such account.

5.4     Attornment. Following the occurrence and during the continuance of an Event of Default by Mortgagor and Mortgagee's exercise of any remedy under this Mortgage, the Tenant under each Lease shall at Mortgagee's request attorn in writing to Mortgagee or any other person succeeding to the interest of Mortgagee as a result of such enforcement and shall recognize Mortgagee or such successor in interest as landlord under the Lease without change in the provisions thereof; provided, however, that Mortgagee or such successor in interest shall not be bound by any payment of an installment of rent or additional rent which may have been made more than thirty (30) days before the due date of such installment or sixty (60) days before the end of the period covered by such installment, unless received by Mortgagee.

5.5     Notice of Lease Defaults. Mortgagor shall notify Mortgagee immediately of any default of Mortgagor asserted by any Tenant under a Lease. If Mortgagor fails to contest or cure such default within a reasonable period after notice of such default then Mortgagor expressly authorizes Mortgagee, at its option, to cure such default in order to prevent termination of any Lease by any tenant. If any such Lease is assigned to Mortgagee by separate instrument of assignment, and if, by reason of default of Mortgagor in the performance of any such Lease, the Tenant has the right to cancel such Lease or to claim any diminution of or offset against future rents, then, at the option of Mortgagee, such default shall be an Event of Default hereunder.

5.6     Statement of Receipts and Disbursements. Mortgagor will render to Mortgagee, within twenty (20) days after written demand therefor, a detailed certified statement specifying the rents and profits received from the Mortgaged Property for the period specified in such demand, the disbursements made for such period and the names of all tenants of the Mortgaged Property, together with true and correct copies of all Leases for which rent is so accounted, and including such other information as Mortgagee may request.

5.7     Management Agreements. Mortgagor shall not enter into any agreement for the management or operation of all or part of the Mortgaged Property (a "Management Agreement") without (i) furnishing to Mortgagee a copy of such Management Agreement together with such information with respect to the managing party as Mortgagee may reasonably request, (ii) receiving Mortgagee's prior written consent thereto, which consent shall not be unreasonably withheld, (iii) executing an assignment of such Management Agreement in favor of Mortgagee of all of Mortgagor's rights under such Management Agreement, and (iv) delivering a subordination and attornment agreement executed by Mortgagor and Mortgagor's managing agent in favor of Mortgagee, with all documentation described in clauses (i) through (iv) above to be in form and content satisfactory to Mortgagee.

5.8     Negative Covenants of Mortgagor. Mortgagor hereby covenants with Mortgagee that Mortgagor shall not without the consent of Mortgagee: (i) assign, transfer, mortgage, pledge or otherwise encumber, or permit to accrue or suffer to exist any lien or other encumbrance on or in any of the right, title or interest of Mortgagor in, to or under the Leases or the Rents, except in favor of Mortgagee or as otherwise permitted under the Loan Agreement; (ii) accept any prepayment of Rents under any of the Leases earlier than one (1) month in advance of its due date; (iii) settle or compromise any claim against any Tenant arising out of or in respect of any Lease with respect to a claim in excess of $50,000; or (vii) take any other action in connection with any Lease which would materially impair the value of the rights or interest of Mortgagor or Mortgagee thereunder or therein.

5.9     Obligations under Leases. Notwithstanding any presumption or any provision contained herein or in the Leases to the contrary, until such time, if any, that Mortgagee takes title to, or control of, the Mortgaged Property, or any part thereof: (i) Mortgagor shall at all times remain solely liable under the Leases to perform all of the obligations of Mortgagor thereunder to the same extent as if the Assignment had not been executed; (ii) neither the Assignment nor any action or inaction on the part of Mortgagor or Mortgagee shall release Mortgagor from any of its obligations under the Leases or constitute an assumption of any such obligations by Mortgagee; and (iii) Mortgagee shall not have any obligation or liability under the Leases or otherwise by reason of or arising out of the Assignment, nor shall Mortgagee be required or obligated in any manner to make any payment or perform any other obligation of Mortgagor under or pursuant to the Leases, or to make any inquiry as to the nature or sufficiency of any payment received by Mortgagee, or to present or file any claim, or to take any action to collect or enforce the payment of any amounts which have been assigned to Mortgagee or to which it may be entitled at any time or times. The exercise of any rights under the Assignment by Mortgagee shall not be deemed or construed to constitute Mortgagee as a mortgagee-in-possession as to the Mortgaged Property nor obligate Mortgagee to take any action hereunder, nor to incur any expenses or perform or discharge any obligation, duty or liability hereunder the Leases.

Article 6

Default

6.1     Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

(a)     A failure to pay any Secured Obligations when due in accordance with the terms thereof, subject to all applicable grace, notice and cure periods; or

(b)     Mortgagor shall fail to perform or observe any of the obligations in Article 3 or 4 of this Mortgage, subject to all applicable grace, notice and cure periods; or

(c)     A failure by Mortgagor to duly perform and observe any other provision in this Mortgage, and such failure shall continue for a period of thirty (30) days after written notice from Mortgagee to Mortgagor, or Mortgagor has knowledge that such failure has occurred, or such longer period to which Mortgagee may agree in the case of a default not curable by the exercise of due diligence within such thirty (30) day period, provided that Mortgagor shall have commenced to cure such default within such thirty (30) day period and shall complete such cure as quickly as reasonably possible with the exercise of due diligence; or

(d)     Any representation or warranty made by Mortgagor herein or in any of the Loan Documents or in any other instrument or document which pertains to or is delivered in connection with any of the Secured Obligations proves to be incorrect, now or hereafter, in any material respect; or

(e)     An Event of Default (as defined in the Loan Agreement) shall occur; or

(f)     Mortgagor, or any other obligor or guarantor of any of the Secured Obligations, shall become insolvent or unable to pay its or his or her debts as the same mature, or a petition shall be filed by or against Mortgagor or any such party in bankruptcy or seeking the appointment of a receiver, trustee or conservator for Mortgagor or any such party or for any portion of its or his or her property, or for reorganization or to effect a plan or other arrangement with or for the benefit of creditors or Mortgagor or any such party shall consent to the appointment of a receiver, trustee or conservator for Mortgagor or any such party or for any portion of its or his or her property which shall not have been dismissed or stayed within sixty (60) calendar days after such proceedings were instituted; or

(g)     Foreclosure proceedings are instituted against the Mortgaged Property upon any other lien or claim, whether alleged to be superior or junior to the lien of this Mortgage; or

(h)     Mortgagor shall fail to comply with any duty or obligation imposed pursuant to Article 7 hereof or any warranty or representation contained therein shall be incorrect or misleading; or

(i)     Mortgagor shall at any time deliver or cause to be delivered to Mortgagee a notice pursuant to 42 Pa. C.S.A. §8143 electing to limit the indebtedness secured by this Mortgage.

Article 7

Remedies

7.1     Rights and Remedies of Mortgagee. If an Event of Default occurs, Mortgagee may, at its option and notwithstanding any contrary provisions in the Loan Documents, without demand, notice or delay, do one or more of the following:

(a)     Mortgagee may declare the entire unpaid principal balance of the Secured Obligations, together with all interest thereon, to be due and payable immediately (and in the case of an Event of Default under subsection 5.1(e), all such indebtedness shall automatically and immediately become due and payable without notice or any other act).

(b)     Mortgagee may (i) institute and maintain an action of mortgage foreclosure against the Mortgaged Property and the interests of Mortgagor therein, (ii) institute and maintain an action on any instruments evidencing the Secured Obligations or any portion thereof, and (iii) take such other action at law or in equity for the enforcement of any of the Loan Documents as the law may allow, and in each such action Mortgagee shall be entitled to all costs of suit and attorneys' fees.

(c)     Mortgagee may, in its sole and absolute discretion, and without releasing Mortgagor or any other obligor or guarantor from any obligation under any of the Loan Documents and without waiving any Event of Default: (i) collect any or all of the Rents, including any Rents past due and unpaid, (ii) perform any obligation or exercise any right or remedy of Mortgagor under any Lease, or (iii) enforce any obligation of any tenant of any of the Mortgaged Property. Mortgagee may exercise any right under this subsection (c), whether or not Mortgagee shall have entered into possession of any of the Mortgaged Property, and nothing herein contained shall be construed as constituting Mortgagee a "mortgagee in possession," unless Mortgagee shall have entered into and shall continue to be in actual possession of the Mortgaged Property. Mortgagor hereby authorizes and directs each and every present and future tenant of any of the Mortgaged Property to pay all Rents directly to Mortgagee and to perform all other obligations of that tenant for the direct benefit of Mortgagee, as if Mortgagee were the landlord under the Lease with that tenant, immediately upon receipt of a demand by Mortgagee to make such payment or perform such obligations. Mortgagor hereby waives any right, claim or demand it may now or hereafter have against any such tenant by reason of such payment of Rents or performance of obligations to Mortgagee, and any such payment or performance to Mortgagee shall discharge the obligations of the tenant to make such payment or performance to Mortgagor.

7.2     Sale in Parcels or Units. In case any sale under this Mortgage occurs by virtue of judicial proceedings, the Mortgaged Property may be sold in one parcel or unit and as an entity, or in such parcels or units, and in such manner or order, as Mortgagee in its sole discretion may elect.

7.3     Confession of Judgment in Ejectment. At any time after the occurrence of an Event of Default, without further notice, regardless of whether Mortgagee has asserted any other right or exercised any other remedy under this Mortgage or any of the other Loan Documents, it shall be lawful for any attorney licensed in the Commonwealth of Pennsylvania as attorney for Mortgagor to confess judgment in ejectment against Mortgagor and all persons claiming under Mortgagor for the recovery by Mortgagee of possession of all or any part of the Mortgaged Property, for which this Mortgage shall be sufficient warrant. If for any reason after such action shall have commenced the same shall be determined and the possession of the Mortgaged Property remain in or be restored to Mortgagor, Mortgagee shall have the right upon any subsequent default or defaults to bring one or more amicable action or actions as hereinbefore set forth to recover possession of all or any part of the Mortgaged Property.

7.4     Remedies Cumulative. All remedies contained in this Mortgage are cumulative and Mortgagee also has all other remedies provided by law or in equity or in any of the other Loan Documents. No delay or failure by Mortgagee to exercise any right or remedy under this Mortgage will be construed to be a waiver of that right or remedy or a waiver of any Event of Default. Mortgagee may exercise any one or more of its rights and remedies without regard to the adequacy of its security.

Article 8

Environmental Matters

8.1      Environmental Warranty. Mortgagor represents and warrants to Mortgagee:

(a)     Neither Mortgagor nor, to the best of Mortgagor's knowledge, any previous owner, lessee, or other occupant of all or any part of the Mortgaged Property, nor any third party, has used, generated, released, discharged, spilled, emitted, stored or otherwise managed any hazardous waste, toxic substances or other regulated materials (all of which are collectively called "Regulated Substances") on any part of the Mortgaged Property, except in compliance with Environmental Laws (as hereinafter defined). For purposes of this representation and warranty, Regulated Substances shall include (but are not necessarily limited to) any substances that are defined as "hazardous" or "toxic" or otherwise regulated under any local, state or federal Environmental Law (as hereinafter defined).

(b)      Neither the Mortgagor, nor, to the best of Mortgagor's knowledge, any previous owner, Lessee, or other occupant of all or any part of the Mortgaged Property, nor any third party, has disposed of any Regulated Substances on any part of the Mortgaged Property.

(c)      There is no asbestos or asbestos-containing material located on any part of the Mortgaged Property.

(d)      The Mortgaged Property is being operated in compliance with the Sewage Facilities Act, 35 Purdon's Stats. 750.1, et seq. If there is on-site sewage treatment, all necessary permits have been obtained and remain in effect with respect to those treatment facilities, and no discharge of raw, untreated or inadequately treated sewage from the Mortgaged Property has occurred or will occur at any time that this Mortgage remains in effect.

(e)      No part of the Mortgaged Property, nor any property adjoining, or in the proximity of, the Mortgaged Property is presently listed as a Superfund Site on the National Priorities List, has been listed on CERCLIS, or has been identified on any similar list compiled by any governmental agency.

(f)      To the best of Mortgagor's knowledge, there are no underground storage tanks located on the Mortgaged Property. Any underground storage tanks located on the Mortgaged Property shall be properly registered under the Storage Tank and Spill Prevention Act, 35 Purdon's Stats. 6021.101 et seq., and all tanks, fuel lines and dispensing equipment shall be maintained in compliance with that act and with all other Environmental Laws pertaining to underground storage tanks and dispensing of any product therefrom.

(g)      Mortgagor shall promptly notify Mortgagee in writing of any pending or threatened investigation or litigation by any governmental authority or by any third party relating to the Mortgaged Property and arising under any Environmental Law or alleging a common law or statutory nuisance. Mortgagor shall, within two (2) business days of receipt, deliver to Mortgagee a copy of all notices, pleadings or other materials of any kind received from any public authority or any third party relating in any manner to any of the matters set forth in this Section 7.1.

(h)      Mortgagee shall, within two (2) business days after becoming aware of the release, discharge, spill, or other disposal of any Regulated Substances on any part of the Mortgaged Property, notify Mortgagee in writing as to such occurrence, and Mortgagor shall forthwith proceed to correct or remedy such condition as expeditiously as possible in compliance with all applicable Environmental Laws and in full cooperation with any appropriate governmental authority.

(i)      For purposes of this Section 8.1, the term "Environmental Laws" shall mean all federal, state and local laws, statutes, codes, and ordinances pertaining to the protection of human health or the environment, together with any administrative regulations promulgated under any of the foregoing, including those statutes previously identified above, and further including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C.A. 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C.A. 6901, et seq., the Solid Waste Management Act, 35 Purdon's Stats. 6018.101, et seq., the Clean Streams Law, 35 Purdon's Stats. 591.1, et seq., the Hazardous Sites Cleanup Act, 35 Purdon's Stats. 6020.101, et seq., and the Dam Safety Encroachments Act, 32 Purdon's Stats. 693.1, et seq., all as amended from time to time.

8.2     Environmental Indemnification. Mortgagor covenants and agrees, at its sole cost and expense, to indemnify, protect and hold Mortgagee harmless against and from all claims, damages, losses, liabilities, penalties, fines or judgments, including any attorney's fees, expert fees or costs incurred, arising in any manner out of any of the matters set forth in Section 7.1 above or otherwise arising under any Environmental Law, whether such matters arise before or after the exercise of any remedies by Mortgagee under this Mortgage or the taking of title by Mortgagee to all or any portion of the Mortgaged Property. Indemnified matters shall include, without limitation, all of the following: (i) the costs of removal of any and all Regulated Substances from all or any portion of the Mortgaged Property or any surrounding areas, (ii) additional costs required to take necessary precautions to protect against the release of Regulated Substances on, in, under or affecting the Mortgaged Property onto the land and into the air, any body of water, any other public domain or any surrounding areas and (iii) costs incurred to comply, in connection with all or any portion of the Mortgaged Property or any surrounding areas, with all Environmental Laws with respect to Regulated Substances. The indemnification obligations of this Section 7.2 shall survive repayment of the Secured Obligations and satisfaction of this Mortgage.

Article 9

Additional Rights and Obligations

9.1     Installments for Insurance, Taxes and Other Charges. Without limiting the effect of any other provision of this Mortgage, upon the occurrence and existence of an Event of Default, Mortgagor shall pay to Mortgagee monthly with its payment on the Note, an amount equal to one-twelfth (1/12) of the annual premiums for the insurance policies referred to hereinabove and the annual Impositions and any other item which at any time may be or become a lien upon the Mortgaged Property (the "Escrow Charges"); and on demand, from time to time, Mortgagor shall pay to Mortgagee any additional sums necessary to pay when due all Escrow Charges. No amount so paid to Mortgagee shall be deemed to be trust funds but may be commingled with general funds of Mortgagee, nor shall any sums paid bear interest. Mortgagee shall have the right, at its election, to apply any amount so held against the Secured Obligations due and payable in such order as Mortgagee may deem fit, and Mortgagor hereby grants to Mortgagee a lien upon and security interest in such amounts for such purpose.

9.2     Mortgagee's Right to Protect Security. Mortgagee is hereby authorized to do any one or more of the following, irrespective of whether an Event of Default has occurred: (a) appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee hereunder; (b) take such action as Mortgagee may determine to pay, perform or comply with any applicable laws, to cure any Events of Default and to protect its security in the Mortgaged Property.

9.3     Mortgagee's Costs and Expenses. In the event of an Event of Default or the exercise by Mortgagee of any of its rights hereunder, or if Mortgagee shall become a party, either as plaintiff or defendant or otherwise, to any suit or legal proceeding affecting any of the Mortgaged Property or the Secured Obligations, or if review and approval of any document, or any other matter related to any of the Secured Obligations, is required by, or requested of, Mortgagee, Mortgagor shall pay to Mortgagee on demand its costs, expenses and attorneys' fees incurred in connection therewith. If such amounts are not paid, they shall be added to the principal secured hereby, shall be included as part of the Secured Obligations and shall bear interest at the Default Rate (as defined in the Loan Agreement) from the date of demand.

9.4     Further Assurances. Mortgagor agrees to execute such further assurances, documents and instruments as may be desirable by Mortgagee for the purposes of further evidencing, carrying out and/or confirming this Mortgage and for all other purposes intended by this Mortgage.

Article 10

Miscellaneous Matters

10.1     Notice.

(a)     Except as otherwise provided in this Mortgage, all notices hereunder shall be in writing and shall be deemed to have been duly given for all purposes when delivered in person, or when deposited in the United States mail, by registered or certified mail, return receipt requested, or delivered to an express courier service for delivery on the next business day, directed in each case to the party to receive the same at the addresses set forth at the beginning of this Mortgage or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived.

(b)     All notices given by Mortgagor to Mortgagee pursuant to 42 Pa. C.S.A. § 8143(c) shall be given to Mortgagee in accordance with this Section 9.1 and must be signed by all parties necessary to bind Mortgagor in accordance with the applicable documents of formation of Mortgagor and all applicable laws.

10.2     Severability. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be inapplicable, invalid, illegal, or unenforceable in any respect, such inapplicability, invalidity, illegality or unenforceability shall not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such inapplicable, invalid, illegal or unenforceable provision had never been contained herein.

10.3     Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of the successors and assigns of Mortgagor and Mortgagee.

10.4     No Oral Modification. This Mortgage may be modified, amended, discharged or waived only by an agreement in writing, signed by all of the parties hereto.

10.5     Defeasance. If Mortgagor pays to Mortgagee in full the Secured Obligations, then this Mortgage shall become void.

[The remainder of this page is intentionally left blank.]

[Signature Page to Open-End Mortgage and Security Agreement]

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be duly executed the day and year first above written.

WITNESS: /s/ Richard R. Fees	MORTGAGOR: THE HAVANA CIGAR SHOP, INC. By: /s/ Bryan Saksa Name: Bryan Saksa Title: Treasurer and Secretary

STATE OF OHIO	)
) SS:
COUNTY OF TRUMBULL, OHIO	)

On this, the 18th day of December, 2019, before me, the undersigned officer, personally appeared Bryan P. Saksa, who acknowledged himself to be the Treasurer and Secretary of THE HAVANA CIGAR SHOP, INC., a Pennsylvania corporation, and that as such officer being authorized to do so, executed the foregoing document on behalf of such corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

 /s/ Angela K. Marimpietri

           Notary Public

My commission expires: 11/5/2020

CERTIFICATE OF RESIDENCE

The undersigned certifies that the address of Mortgagee is Laurel Capital Corporation, 6600 Brooktree Drive, Suite 3000, Box 839, Wexford, Pennsylvania, 15090.

/s/ William C. Zopf Jr.

Chief Executive Officer

Agent for Mortgagee

Exhibit A

Legal Description

TRACT ONE:

PREMISES A:

ALL THAT CERTAIN piece, parcel or tract of land situate, lying and being in Neshannock Township, Lawrence County, Commonwealth of Pennsylvania, bounded and described as follows, to-wit:

BEGINNING at a white oak tree a corner between lands of C. A. Moore, New Castle Field Club, formerly Caroline Carson, and James M. Smith, formerly Clyde Hoon; thence South 77° 12' West 365.0' to a point, which is 9.0' East from the center line of a private driveway leading from the state highway to the club house; thence North 29° 48' West parallel to and 9.0' East of the center line of the aforesaid private driveway 310.0' to a point; thence by a curve with a radius of 316.0' along the East side of the aforesaid private driveway 161.8' to a point; thence by same North 0° 25' West 119.0' to a point; thence leaving said private driveway North 11° 3' East 294.4' to a point on the line between lands now or formerly of James M. Smith, formerly Clyde Hoon and New Castle Field Club, formerly George Greer; thence North 39° 28' West 475.3' to a point on line between land of New Castle Field Club and Charles Shoaff; thence by a Creek North 83° 58' West along the land now or formerly of Chas. Shoaff 497.9' to a point; thence South 51° 21' West 73.5' to a point on a line between lands now or formerly of New Castle Field Club, formerly George Greer and Chas. Shoaff; thence by lands now or formerly of Shoaff North 2° 12' East 599.6' to a point; thence by lands now or formerly of Glossner North 89° 57' West 2247.9' to a point; thence by lands now or formerly of Delmar Green and center line of a public road leading to lands now or formerly of Pulaski South 1° 42' West 2664.7' to a point; thence along a center line of aforesaid public road South 89° 12' East 1807.2' to a point; thence by same South 88° 3' East 416.4' to an iron pin; thence by land now or formerly of C. W. Cox North 2° 12' East 144.1' to a point; thence by same South 86° 40' of East 1376.4' to a point on line of lands now or formerly of C. A. Moore; thence by land now or formerly of C. A. Moore North 3° 8' East 495.8' to an iron pin, said pin being the southwest corner of a 50 ft. strip of land purchased from C. A. Moore; thence South 88° 3' East along land of C. A Moore 461.4' to a point on the center line of the State highway; thence North 3° 7' West 50.2' along the center line of aforesaid highway; thence North 88° 3' West along land now or formerly of C.A. Moore 455.8' to a point; thence along land of C. A. Moore North 3° 14' East 414.9' to the place of beginning.

Excepting and reserving out of the lands included within the above description, a certain lot of land conveyed by New Castle Field Club to Earl S. Machin, et. ux. by deed dated August 25, 1934 and recorded in Deed Book Volume 285, page 408.

PREMISES B:

ALL THOSE FIVE CERTAIN parcels of land situate in Neshannock Township, Lawrence County, Commonwealth of Pennsylvania, bounded and described as follows (subject, however, to the exception hereafter stated):

FIRST PARCEL:

BOUNDED on the North by land now or late of Heckathorn and Clover Lane, formerly the public highway leading from New Castle to New Wilmington as laid out by authority of law; on the east by the said Clover Lane; on the south by land now or late of C.A. Moore and the New Castle Country Club, formerly New Castle Field Club; and on the west by land now or formerly of New Castle Country Club, formerly New Castle Field Club.

SECOND PARCEL:

BEGINNING at a post which is South seventy-seven degrees twelve minutes West (S. 77° 12' W.) two hundred sixty-three and two-tenths (263.2) feet from a large white oak tree, said white oak being the corner between land now or late of C. A. Moore and New Castle Country Club, formerly of New Castle Field Club, formerly Caroline Carson; thence South seventy-seven degrees twelve minutes West (S. 77° 12' W.) one hundred one and eight-tenths (101.8) feet to a point which is nine (9) feet east from the center line of a private road leading from the State Highway to the Club House; thence North twenty-nine degrees forty-eight minutes West (N. 29° 48' W.) parallel to and nine (9) feet east of the center line of the aforesaid private road, three hundred ten (310) feet to a point; thence by a curve, with a radius of three hundred sixteen (316) feet one hundred sixty-one and eight-tenths (161.8) feet along the east side of said private road to a point; thence by same North no degrees twenty-five minutes West (N. 0° 25' W.) one hundred nineteen (119) feet to a point; thence leaving said road North eleven degrees three minutes East (N. 11° 03' E.) two hundred ninety-four and four-tenths (294.4) feet to a point on the line between land late of James M. Smith, formerly Clyde Hoon, and land now or formerly of the New Castle Field Club, formerly George Greer; thence along aforesaid line South five degrees thirty-two minutes West (S. 5° 32' W.) four hundred eighty-two and six- tenths (482.6) feet to a post, formerly the corner between Clyde Hoon and Caroline Carson; thence South forty degrees fifty minutes East (S. 40° 50' E.) four hundred thirty-five and two-tenths (435.2) feet to the place of beginning.

THIRD PARCEL:

BEGINNING at a point on a hard head stone in the creek between lands now or late of Clinton C. Glenn et ux., formerly of Albert M. Heckathorne, and the land herein described; thence along said creek and land now or formerly of Charles Shoaf North thirty-nine degrees twenty-eight minutes West (N. 39° 28' W.) two hundred twenty-two and seven-tenths (222.7) feet to a point; thence along same North eighty-three degrees fifty-eight minutes West (N. 83° 58' W.) one hundred seventy-eight and six-tenths (178.6) feet to a point; thence along lands now or formerly of New Castle Country Club South thirty-nine degrees twenty-eight minutes East (S. 39° 28' E.) four hundred seventy-five and three-tenths (475.3) feet to a point on line of land now or formerly of James M. Smith, Jr. et ux; thence along same North five degrees thirty-two minutes East (N. 5° 32' E.) one hundred seventy-seven (177) feet to the place of beginning.

FOURTH PARCEL:

BEGINNING at the middle of the run or stream of water known as Camp Run, where the same crosses the old New Castle and New Wilmington Road, now Clover Lane; thence northwestwardly along said Clover Lane, formerly New Castle and New Wilmington Road, a distance of one hundred forty-five (145) feet to a point on said road; thence southwestwardly at a right angle with said public road to the run or stream known as Camp Run; thence southeastwardly along the middle of said Camp Run by other lands now or formerly of Mary Parker Smith; thence northwardly along the middle of Camp Run by other lands of Mary Parker Smith to the place of beginning.

FIFTH PARCEL:

BOUNDED on the east by the center line of Clover Lane, formerly the New Castle and New Wilmington concrete road; on the south by other land now or formerly of Mary Parker Smith; on the west by the center line of the New Castle and New Wilmington abandoned road; on the north by lands now or formerly of William D. Keller; and having a frontage of two hundred fifty (250) feet on the center line of said Clover Lane and extending back between parallel lines to said abandoned road on the west.

But excepting and reserving therefrom the following parcel conveyed to C. Rudolph Carlin and Evelyn S. Carlin, his wife, by Jack M. Genkinger, trustee and others by deed dated August 1, 1958, and of record in Deed Book Volume 452, page 92:

"BEGINNING at a stake in the center of the public road leading from New Castle to New Wilmington and being known as Old Highway Route No. 18, which stake is located at a point where an unnamed Run intersects said Highway at the northernmost portion of lands now or formerly of James M. Smith, Jr. , et ux., on said Highway; thence from said stake on a course South 41 degrees 53 minutes East a distance of 296 feet along said public road, to a stake, the place of beginning; thence South 41 degrees 53 minutes East along said public road, a distance of 240 feet to a stake; thence along line of lands now or formerly of James M. Smith, Jr., et ux., on a course South 53 degrees 30 minutes West a distance of 329.3 feet to a stake; thence along line of lands now or formerly of James Milton Frew, on a course North 34 degrees 45 minutes West a distance of 247 feet, more or less, to a point; thence along lands now or formerly of James M. Smith, Jr., et ux., on a course North 55 degrees 4 minutes East a distance of 300 feet, more or less, to a stake in the center of said public road, the place of beginning."

Tax ID / Parcel No. 25-2403.-0232-000 [Control No. 25-10000]

BEING the same premises which James M. Smith, Jr. and Mary P. Smith, his wife, by Deed dated June 16, 1943 and recorded June 17, 1943 in the Lawrence County Recorder of Deeds in Deed Book Volume 322, page 507, granted and conveyed unto The New Castle Country Club, a Pennsylvania corporation, in fee.

BEING the same premises which Mary Parker Smith, a widow, by Deed dated June 17, 1968 and recorded July 8, 1968 in the Lawrence County Recorder of Deeds in Deed Book Volume 535, page 375, granted and conveyed unto New Castle Country Club, a Pennsylvania non-profit corporation, in fee.

BEING part of the same premises which New Castle Country Club, a Pennsylvania non-profit corporation by Deed dated May 9, 2019 and recorded May 14, 2019 in Lawrence County in Document No. 2019-003147 conveyed unto Havana Cigar Shop Inc., DBA Avalon Field Club at New Castle, a Pennsylvania corporation, in fee.

TRACT TWO:

ALL THAT CERTAIN piece, parcel or lot of land situate, lying and being in the Township of Neshannock, County of Lawrence and Commonwealth of Pennsylvania, being more fully bounded and described as follows, to-wit:

BEGINNING at an iron pin on the Southwest corner of a proposed 50-foot driveway or parcel of land as shown on map of property of New Castle Field Club which parcel contains fifty three hundredths (.53) acres and was purchased by New Castle Field Club from C.A. Moore to be used as a driveway; thence North fifty (50) degrees thirty-three (33) minutes West, four hundred eighty-six and seven tenths (486.7) feet to a point on the East line of said property herein described and the place of beginning of the parcel herein described, said point being fifty (50) feet distance across New Castle Field Club driveway, as shown on said map, from the southerly corner of property now or formerly of James M. Smith; thence South twenty-nine (29) degrees forty-eight (48) minutes East, one hundred thirty-seven (137) feet to a point; thence North eighty-seven (87) degrees fifty-eight (58) minutes West, two hundred ninety-three and six tenths (293.6) feet to a point; thence North nine (9) degrees fifty (50) minutes West, one hundred (100) feet from and parallel with No. 8 Fairway, two hundred seventy-one and three tenths (271.3) feet to a point; thence South eighty-seven (87) degrees fifty-eight (58) minutes East, one hundred eighty-four and six tenths (184.6) feet to a point, which point is fifty (50) feet across the New Castle Field Club driveway, as shown on said map, from the western line of property now or formerly of James M. Smith; thence South twenty-nine degrees forty-eight (48) minutes East and parallel with said Field Club driveway one hundred seventy-four and six tenths (174.6) feet to the place of beginning.

Tax ID / Parcel No. 25-2403.-0231-000 [Control No. 25-310200]

BEING the same premises which Martha Machin, widow, by Deed dated October 20, 1971 and recorded October 28, 1971 in the Lawrence County Recorder of Deeds in Deed Book Volume 561, page 453, granted and conveyed unto New Castle Country Club, a non-profit Pennsylvania corporation, in fee.

BEING part of the same premises which New Castle Country Club, a Pennsylvania non-profit corporation by Deed dated May 9, 2019 and recorded May 14, 2019 in Lawrence County in Document No. 2019-003147 conveyed unto Havana Cigar Shop Inc., DBA Avalon Field Club at New Castle, a Pennsylvania corporation, in fee.

TRACT THREE:

ALL THAT CERTAIN piece, parcel or lot of land situate, lying and being in Neshannock Township, Lawrence County, Commonwealth of Pennsylvania, being more fully bounded and described as follows, to-wit:

BEGINNING at a stake in the center of the public road leading from New Castle to New Wilmington and being known as Old Highway Route No. 18, which stake is located at a point where an unnamed Run intersects said Highway at the northern most portion of lands of the Grantor on said Highway; thence from said stake on a course South 41° 53' East, a distance of 296 feet, along said public road to a stake, the place of beginning; thence South 41° 53' East, along said public road a distance of 240 feet to a stake; thence along line of lands of Grantor, on a course South 53° 30' West, a distance of 329.3 feet to a stake; thence along line of lands now or formerly of the Grantor on a course North 34° 45' West, a distance of 246.98 feet to a point; thence along line of lands now or formerly of the Grantor, on a course North 55° 4' East, a distance of 299.65 feet to a stake in the center of said public road, the place of beginning.

This description is taken from a survey made by J. Leslie Wilson, P.E. & P.L.S., dated June 17, 1987.

Tax ID / Parcel No. 25-2403.-0227-000 [Control No. 25-310100]

BEING the same premises which Evelyn S. Carlin, widow, by Deed dated June 30, 1987 and recorded June 30, 1987 in the Lawrence County Recorder of Deeds in Deed Book Volume 807, page 532, granted and conveyed unto New Castle Country Club, a Pennsylvania corporation, in fee.

BEING part of the same premises which New Castle Country Club, a Pennsylvania non-profit corporation by Deed dated May 9, 2019 and recorded May 14, 2019 in Lawrence County in Document No. 2019-003147 conveyed unto Havana Cigar Shop Inc., DBA Avalon Field Club at New Castle, a Pennsylvania corporation, in fee.